                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 17, 2003
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                       Progressive Software Holding, Inc.
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             (Exact name of registrant as specified in its charter)

                                    Delaware

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                 (State or other jurisdiction of incorporation)

                              001-05513 06-0682273
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          (Commission File Number) (IRS Employer Identification Number)

                  6836 Morrison Boulevard, Charlotte, NC 28211
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                    (Address of principal executive offices)

                                 (406) 556-9886
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              (Registrant's telephone number, including area code)

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          (Former name or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

     As  described  in a prior  Form 8-K  filing  dated  August  21,  2002,  the registrant's Certificate of Incorporation dated August 2, 2002 (the "Certificate of  Incorporation")  provides  that,  upon the  occurrence of certain  events of default ("Triggering Events") by the registrant under the Credit Agreement dated
August 6, 2002 (the "Credit Agreement") among the registrant, its subsidiary and
Ark CLO 2000-1, Limited ("ARK") and notice to the registrant, the holders of all outstanding  shares of Series B Common Stock will have in the  aggregate  33% of all rights to dividends and  distributions  and rights in liquidation,  and will have such  number of votes per share of Series B Common  Stock as will result in all holders of all outstanding shares of Series B Common Stock having 51% of all voting  rights  of the  holders  of  all  Common  Stock  then  outstanding.  The registrant  defaulted in certain financial  covenants under the Credit Agreement for the fiscal  quarter ended  September 30, 2003,  such defaults  resulted in a
Triggering Event pursuant to the terms of the Certificate of  Incorporation  and the  registrant  has  received  notice  from ARK in the  form of a letter  dated
October 17, 2003 of such Triggering Event.

     Accordingly,  ARK is now  entitled  to  receive  33% of all  dividends  and distributions,  and to cast 51% of all votes cast by holders of the registrant's outstanding Common Stock.

     In  addition,  as  described  in the prior Form 8-K filing dated August 21,
2002, the registrant,  certain holders of Series A Common Stock (the "MassMutual
Holders") and holders of Series B Common Stock ("Series B Holders") entered into a Stockholders  Agreement.  The Stockholders Agreement provides for the election of a three-member board of directors (the "Board"),  one to be designated by the
MassMutual  Holders,  one to be designated by the Series B Holders and one to be designated by certain members of management (the "Management  Representatives").
Pursuant to the  Stockholders  Agreement,  William A. Beebe was appointed to the
Board by the Management  Representatives.  The Stockholders  Agreement  provides that,  automatically  upon a Triggering  Event,  the  director  appointed by the
Management  Representatives shall immediately cease to be a member of the Board, the Series B Holders  shall have the right to designate a member of the Board to fill the vacancy and the Management Representatives shall have no further rights to appoint  directors,  such that after a Triggering  Event the Series B Holders are entitled to appoint a total of two members of the Board.

     Accordingly, effective on October 20, 2003, William A. Beebe ceased to be a member of the Board and Gregory  Murphy was appointed by the Series B Holders to fill the vacancy.  Gregory  Murphy  graduated  from  Northeastern  University in
Boston with a B.S. degree in Business. After graduation, he went to work for the
Federal Deposit  Insurance  Corporation,  Division of  Liquidation.  In 1983, he
joined Interfirst Bank in Forth Worth,  Texas.  Subsequent to the acquisition of
Interfirst  (then  First  Republic  Bank) by  N.C.N.B.,  Mr.  Murphy  accepted a position  in  Charlotte  as the  Senior  Credit  Risk  Officer  for  the  bank's
Commercial  and Real Estate  Problem Loan Unit.  In January of 2001,  Mr. Murphy
joined  Patriarch  Partners,  LLC to establish the Charlotte office and serve as its Chief Officer and Executive Managing Director. Mr. Murphy is 56 years old.

Item 5.  Other Events

     On October 30, 2003, the registrant  advised Thomas Saari,  its Senior Vice
President of Sales and Marketing  that it would not be extending his  employment agreement, which terminates by its terms on November 4, 2003.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, as amended,  the  Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Progressive Software Holding, Inc.

                                           By:  /s/William A Beebe
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                                                   William A. Beebe
                                                   Chief Financial Officer

Date:  October 31, 2003